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                                                                 EXHIBIT 23.1





                       CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-37665) pertaining to the Management Equity Plan of United Stationers Inc. of our report dated January 26, 1999 except for Note 18, as to which the date is March 17, 1999, with respect to the consolidated financial statements of United Stationers Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                    /S/ERNST & YOUNG LLP



Ernst & Young LLP
Chicago, Illinois
March 26, 1999